                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive  Additional Materials
/x/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                   Scios Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate  box):
/x/ No fee required
/ / Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)
     and 0-11

(1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------

(5) Total fee paid:

------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (3) Filing Party:

     -----------------------------------------------------------------------

     (4) Date Filed:

     ------------------------------------------------------------------------

                               [SCIOS LETTERHEAD]

CONTACT:
Wendy Carhart
Scios Inc.
408/616-8325
or
Stanley J. Kay
MacKenzie Partners, Inc.
212/929-5940

FOR IMMEDIATE RELEASE:

                  SCIOS BOARD ADOPTS EMPLOYEE RETENTION PROGRAM

SUNNYVALE, CALIFORNIA - January 12, 2000 - Scios Inc. (NASDAQ: SCIO) announced today that its Board of Directors has adopted a two-year retention program applicable to all employees. The program is intended to encourage employees to remain with the Company despite the potential instability and uncertainty created by the proxy contest threatened by Randal J. Kirk.

"The Scios Board believes it is in the best interests of the Company, its stockholders and its employees to adopt a retention program for all our valued employees to ensure their continued commitment as Scios moves forward with our focused new business plan," said Donald B. Rice, Ph.D., Chairman of Scios' Board of Directors. "Following the strides Scios made under its new leadership throughout the past year, the Board felt this short-term action was necessary to minimize the impact of the threatened proxy fight and the inherent distraction it could cause. Our retention program was thoroughly reviewed to make certain that it is consistent with similar programs."

"Retaining our scientists, researchers, and other staff is critical to our Natrecor and p38-kinase inhibitor programs - the two key products in our pipeline." added Richard B. Brewer, President and Chief Executive Officer. "Considering how highly-competitive the market is for skilled employees in our industry, the entire Board believes it is important at this critical time to provide our employees with appropriate protection and incentives."

                                   -- more --

                                                                January 12, 2000
                                                                          Page 2

The program provides that any employee who is involuntarily terminated without cause or who voluntarily terminates his or her employment for good reason within 12 months after a change of control is entitled to a lump sum cash payment and continuation of health benefits based on the employee's level within the Company. The program will expire if a change of control has not occurred by December 31, 2001, unless extended by the Board. A change of control under the program includes significant changes in the ownership of the Company due to change of control transactions as well as a change in a majority of the current Board.

Scios Inc.

Scios is a biopharmaceutical company engaged in the discovery, development, and commercialization of novel human therapeutics. Scios has commercial or research and development relationships with Chiron Corporation, The DuPont Pharmaceuticals Company, Eli Lilly and Company, GenVec Inc., Kaken Pharmaceutical Co., Ltd., and Novo Nordisk A/S of Denmark. Scios' Psychiatric Sales and Marketing Division successfully markets seven psychiatric products, including co-promotion arrangements on Janssen Pharmaceutica's Risperdal(R) (risperidone) and SmithKline Beecham's Paxil(R) (paroxetine hydrochloride). Additional information on Scios is available at its web site located at www.sciosinc.com and in the Company's various filings with the Securities and Exchange Commission. For information about the Year 2000 Annual Meeting, visit www.sciosinc.com/election.

                                   -- more --

                                                                January 12, 2000
                                                                          Page 3

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Scios Inc. has scheduled its annual meeting of stockholders for February 28, 2000. The following information is provided concerning the participants on behalf of Scios Inc. in the solicitation of proxies for this meeting.

The following individuals, all of whom are directors of Scios Inc., may be deemed participants in the solicitation of proxies on behalf of the Company's Board of Directors: Donald B. Rice, Ph.D. (Chairman of the Board of the Company; President and Chief Executive Officer of UroGenesys, Inc.); Richard B. Brewer (Chief Executive Officer and President of the Company); Samuel H. Armacost (Chairman, SRI International); Myron Du Bain (Chairman and Chief Executive Officer (Retired), Fireman's Fund Corporation); Charles A. Sanders, M.D. (Chairman and Chief Executive Officer (Retired), Glaxo Inc.); Solomon H. Snyder, M.D. (Director, Department of Neuroscience, and Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences and Psychiatry, The Johns Hopkins University); Burton E. Sobel, M.D. (E.L. Amidon Professor and Chair, Department of Medicine, The University of Vermont College of Medicine); and Eugene L. Step (Executive Vice President, President of the Pharmaceutical Division (Retired), Eli Lilly and Company). The following executives of the Company may also be deemed participants: Thomas L. Feldman (Vice President of Sales & Marketing); Elliott B. Grossbard, M.D. (Senior Vice President of Development); David W. Gryska (Vice President of Finance and Chief Financial Officer); John A. Lewicki, Ph.D. (Vice President of Research); John H. Newman (Senior Vice President, General Counsel & Secretary); George F. Schreiner, M.D., Ph.D. (Vice President, Cardiorenal Research) and Wendy Carhart (Senior Manager of Investor Relations).

In the aggregate, these individuals beneficially own 1,654,411 shares of the Company's Common Stock, including 1,290,476 shares subject to stock options exercisable within 60 days of December 31, 1999. None of these individuals beneficially owns more than 1% of the Company's Common Stock. In addition to customary cash compensation payable to non-employee directors, under the Company's Equity Incentive Plan each non-employee director receives an automatic grant of a stock option to acquire 10,000 shares of the Company's Common Stock at each annual meeting where the director is elected to the Company's Board of Directors. Mr. Brewer's employment agreement with the Company provides for, among other things, severance payments to Mr. Brewer in the event of termination of his employment "without cause" or "for good reason."

                                    -- end --